As filed with the Securities and Exchange Commission on September 26, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAX RE CAPITAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Max Re House 2 Front Street Hamilton, HM 11 Bermuda (441) 296-8800 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Sarene A. Loar, Esq. Max Re Capital Ltd. 2 Front Street Hamilton, HM 11 Bermuda (441) 296-8800	Kerry E. Berchem, Esq. Stephen E. Older, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

	Proposed Maximum	Amount of
Proposed Title of Each Class of	Aggregate	Registration
Securities to be Registered(1)	Offering Price	Fee

Primary Offering(2)(3):	$500,000,000	$58,850

Debt securities(4)

Common shares, par value $1.00 per share(5)

Preferred shares, par value $1.00 per share(6)

Depositary shares(7)

Warrants

Share purchase contracts

Share purchase units

Secondary Offering(8):	$135,928,484	$15,999

Common shares, par value $1.00 per share(9)

Total	$635,928,484	$74,849

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	Such indeterminate number or amount of debt securities, common shares, preferred shares, depositary shares, warrants, share purchase contracts and share purchase units as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). In no event will the aggregate maximum offering price of all securities issued by us pursuant to this registration statement exceed $500,000,000, or if any debt securities are issued with original issue discount, such principal amount as shall result in an initial offering price of $500,000,000.

(3)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for debt securities, common shares or preferred shares that are issued upon conversion or exchange of debt securities, preferred shares, warrants or depositary shares registered hereunder.

(4)	Debt securities, which may be senior or subordinated.

(5)	Also includes such presently indeterminate number of common shares as may be issued (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.

(6)	Also includes such presently indeterminate number of preferred shares as may be issued (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares, (c) upon conversion of or exchange for depositary shares or (d) pursuant to share purchase contracts.

(7)	To be represented by depositary receipts representing an interest in all or a specified portion of a preferred share.

(8)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of the common shares of Max Re Capital on September 21, 2005.

(9)	Up to 5,539,058 common shares of Max Re Capital may be sold by selling shareholders from time to time pursuant to this registration statement, which includes, without limitation, common shares issuable upon the exercise of outstanding warrants issued to certain of our original shareholders or management pursuant to the terms of our shareholders’ agreement.
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2005
PROSPECTUS
$635,928,484
Max Re Capital Ltd.
Debt Securities, Preferred Shares, Common Shares,
Depositary Shares, Warrants, Share Purchase Contracts
and Share Purchase Units

5,539,058 Common Shares offered by the
Selling Shareholders named herein

        Under this shelf process (i) we may offer to sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 5,539,058 common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
      Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
      These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
       Investing in these securities involves certain risks. See “Risk Factors” on page 2.
       Our common shares are listed on the Nasdaq National Market under the trading symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.” Other than for our common shares, there is no market for the securities we may offer.

      Neither the Securities and Exchange Commission, any United States state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [                    ], 2005.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $635,928,484, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 5,539,058 common shares. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders sell securities, we or the selling shareholders, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.maxre.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
      You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.
      We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between persons regarded as non-resident in Bermuda for exchange control purposes, subject to the condition that our common shares are listed on the Nasdaq National Market System or any other appointed stock exchange. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.
      As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Max Re Capital” are solely to Max Re Capital Ltd., references to “Max Re” are solely to our subsidiary Max Re Ltd., references to “Max Europe” are solely to our Irish subsidiaries collectively, Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited, references to Max Europe Holdings are solely to our subsidiary Max Europe Holdings Limited, references to “Max Re Europe” are solely to our subsidiary Max Re Europe Limited, references to “Max Insurance Europe” are solely to our subsidiary Max Insurance Europe Limited, references to “Max Re Diversified” are solely to our subsidiary Max Re Diversified Strategies Ltd., and references to “Max Re Managers” are solely to our subsidiary Max Re Managers Ltd.

RISK FACTORS
      Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year or our Quarterly Report on Form 10-Q for our most recent fiscal quarter, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
      This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on management’s beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions. Factors that could cause such forward-looking statements not to be realized (which are described in more detail or incorporated by reference herein and in documents filed by us with the Securities and Exchange Commission) include, without limitation, the following:

•	acceptance in the market of our products,

•	general economic conditions and conditions specific to the reinsurance and insurance markets in which we operate,

•	pricing competition,

•	the amount of underwriting capacity from time to time in the market,

•	material fluctuations in interest rates, tax and regulatory changes and conditions,

•	rating agency policies and practices,

•	exposure to insurance and reinsurance loss and related claims development, and

•	loss of key employees.
      Other factors such as changes in U.S. and global financial and equity markets resulting from general economic conditions, market disruptions and significant interest rate fluctuations may adversely impact our investments or impede our access to, or increase the cost of, financing our operations. We caution that the foregoing list of important factors is not intended to be, and is not, exhaustive. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements in this prospectus or in documents incorporated by reference into this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

MAX RE CAPITAL LTD.
      We are a Bermuda-based provider of both reinsurance and insurance for the property and casualty market and a provider of reinsurance for the life and annuity, including disability, market. We target superior risk-adjusted returns from our diversified investment portfolio. In addition, we model our assets and liabilities on an integrated basis in an effort to better manage our reinsurance and insurance liability exposure, structure our investment portfolio and assess our overall risk.
      We believe that our products and diversified exposure base, together with our integrated risk management, provide us with flexibility in making decisions regarding our investments because they permit us to undertake investment strategies that have greater liquidity constraints than publicly traded stocks and bonds. This flexibility, along with approval from the Bermuda Monetary Authority to invest up to 50% of our assets in alternative investments, allows us to invest our assets in both a portfolio of high grade fixed maturities and an alternative investment portfolio.
      Max Re Capital is a holding company formed in July 1999 under the laws of Bermuda. We commenced operations in January 2000. Through Max Re Capital’s subsidiaries, Max Re, Max Re Europe and Max Insurance Europe, we offer multi-line reinsurance and insurance products. Max Re Managers provides reinsurance underwriting and administrative services on a fee basis. Max Re Diversified holds all of our alternative investments, other than reinsurance private equity investments that are held by Max Re. Max Europe Holdings is the holding company for our European operating subsidiaries and was formed in June 2003 under the laws of Ireland. Our principal executive offices are located at Max Re House, 2 Front Street, Hamilton, HM 11, Bermuda. Our telephone number at that location is (441) 296-8800.
USE OF PROCEEDS
      Unless otherwise indicated in an applicable prospectus supplement, we will contribute substantially all of the net proceeds from the sale of the securities offered by us to Max Re to increase its capital, financial strength and underwriting capacity. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our consolidated ratio of earnings to fixed charges:

For the Six-Month
	Period Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges(1)	3.97x	4.91x	5.47x	0.70x	1.22x	121.82x

(1)	The ratio of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of the ratios to earnings to fixed charges (i) earnings consist of consolidated net income before considering income taxes, minority interest and fixed charges and (ii) fixed charges consist of interest expense on funds withheld from reinsurers, deposit liabilities and the bank loan and that portion of rent expense which is deemed by our management to be an appropriate interest factor. We have estimated that one-third of rent expense represents a reasonable approximation of the interest factor.

DESCRIPTION OF DEBT SECURITIES
      As used in this “Description of Debt Securities” section of this prospectus, all references to “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. and do not include any of Max Re Capital Ltd.’s subsidiaries or other affiliates.
Senior Debt Indenture and Subordinated Debt Indenture
      We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture to be entered into between Max Re Capital and a trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between Max Re Capital and the same or a different trustee.
      The senior debt indenture and the subordinated debt indenture are substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of Max Re Capital. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.
      Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.
Senior and Subordinated Debt Securities
      The debt securities will be our senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
      We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all our other indebtedness, other than indebtedness expressly designated by the holders thereof to be subordinated in right of payment to our senior debt securities.
      Unsecured senior indebtedness issued pursuant to the senior debt indenture will be effectively junior to any of our secured indebtedness to the extent of the assets securing such secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or a foreclosure under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on unsecured senior indebtedness issued under the senior debt indenture to the extent of the assets securing such secured indebtedness.
      Additionally, the indebtedness issued pursuant to the indentures will be structurally subordinated to any indebtedness and other obligations of our subsidiaries (other than any subsidiaries that become guarantors of the indebtedness issued pursuant to the indentures). In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the shares of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.
      The debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”
Prospectus Supplements
      We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. We strongly encourage you to read it carefully. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities which we are offering, to the extent applicable:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	the aggregate principal amount of the debt securities to be issued;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which interest on the debt securities shall be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and where notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligations, if any, to redeem, repay or purchase debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;

•	the denominations in which the debt securities will be issued;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, grant liens, redeem stock, pay dividends, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our common stock, preferred stock or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form (In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.);

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities, (3) the offer, sale or delivery of bearer debt securities, or (4) the payment of interest on such bearer debt securities. (A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.);

•	certain U.S. federal income tax consequences and special considerations applicable to the debt securities;

•	any Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld of deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the date as of which such securities shall be dated if other than the date of original issuance thereof;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other specific terms of the debt securities, including any other terms which may be required by or advisable under applicable laws or regulations.

      Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

      Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.
      We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Global Debt Securities
      We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
      We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
      The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.
      These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.
      We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
      Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

      Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of securities regulated by the laws of those jurisdictions take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
      As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.
      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.
      We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
      We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Max Re Capital, the indenture trustee or any other agent of Max Re Capital or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.
      We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
      We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
      We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
      We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Covenants Applicable to the Debt Securities
      Consolidation, Merger, Amalgamation and Sale of Assets. Each of the senior and subordinated debt indentures provides that we will not consolidate with or merge or amalgamate into a third party, or sell or otherwise transfer, other than for cash, all or substantially all of our assets to any third party, in each case unless:

•	either we are the continuing entity in the transaction or the successor entity expressly assumes our obligations on the securities and under the indenture;

•	following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of the covenants and conditions contained in the indenture; and

•	a specified Officer’s Certificate and an Opinion of Counsel are delivered to the Trustee, each stating that such consolidation, merger, amalgamation, sale or other transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with the indenture.
      The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale or other transfer, other than for cash, of all or substantially all of our assets to a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.
      The prospectus supplement for each series of debt securities may contain additional covenants.
Events of Default
      Unless we provide other or substitute Events of Default in a prospectus supplement, each of the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	default in the payment of any interest on the series of debt securities when the same becomes due and payable, and continuation of such default for a period of 30 days; or

•	default in the payment of the principal of, or premium, if any, on, the debt securities when the same becomes due and payable; or

•	default in the payment of any sinking fund installment as and when the same shall become due and payable; or

•	default in the observance or performance of any covenant or agreement of ours contained in the indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this section), and continuation of such default for a period of 90 days after notice has been given; or

•	default (i) in any scheduled payment of principal of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness), having an aggregate principal amount outstanding of at least $50.0 million, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness) having an aggregate principal amount outstanding of at least $50.0 million which results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been cured, waived, rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after notice has been given; or

•	certain events relating to our bankruptcy, insolvency or reorganization.

      Each of the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.
      Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
      Each of the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
      Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, each indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
      Each of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.
      Under each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Defeasance
      If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in each of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and legal defeasance occurs when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.
      If provided for in the prospectus supplement, we may elect legal defeasance and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities of such series have become due and payable, will become due and payable within one year or, if redeemable at our option, are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
      If provided for in the prospectus supplement, we may covenant defeasance and be discharged from certain specified obligations under the covenants contained in the indenture with respect to any debt securities of a series. We may make this covenant defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
      As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of this prospectus.
      We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.
Modification of the Indentures
      Each of the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or defect in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities in any material manner;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee’s acceptance of appointment.
      Each of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under and affected by the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption or change the time at which any debt security may be redeemed;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	make any changes in the ranking or priority of any debt security that would adversely affect the holders of such debt security;

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
      The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.
Subordination Under the Subordinated Debt Indenture
      The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.
      Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.
      Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities; or

•	any of our indebtedness to one of our subsidiaries.
      The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

      The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
      We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
      If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.
Governing Law
      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

DESCRIPTION OF SHARE CAPITAL
      The following is a description of the material terms and provisions relating to our share capital. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our memorandum of association, and our amended and restated bye-laws, which define the rights of our shareholders. Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to “bye-laws” are intended to refer to the amended and restated bye-laws of Max Re Capital. Our memorandum of association and our bye-laws are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Authorized Capital
      Our authorized share capital consists of (i) 200,000,000 common shares, par value $1.00 per share; and (ii) 20,000,000 preferred shares, par value $1.00 per share. As of August 31, 2005, we had 46,108,212 common shares issued and outstanding and no preferred shares issued or outstanding. As of August 31, 2005, there were approximately 136 record holders of our common shares.
Common Shares
      Holders of common shares are entitled to dividends when, as and if declared by our board of directors. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, on a non-cumulative basis and subject to certain voting limitations set forth in our bye-laws and summarized below. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares. Holders of common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Further, our common shares are subject to certain transfer restrictions set forth in Max Re Capital’s bye-laws and summarized below.
Preferred Shares
      Pursuant to the terms and subject to any restrictions set forth in our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by our board of directors, which, if any such preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for U.S. federal income tax purposes. The rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the company. The issuance of preferred shares could also adversely affect the voting power of the holders of the common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.
      We may issue preferred shares in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred shares;

•	the price or prices at which the preferred shares may be purchased;

•	the number of preferred shares offered, the liquidation preference per share, and the offering price of the preferred shares;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred shares;

•	the provisions for a sinking fund, if any, for the preferred shares;

•	the voting rights of the preferred shares;

•	the provisions for redemption, if applicable, of the preferred shares;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price and conversion period;

•	certain U.S. federal income tax consequences and special considerations applicable to the preferred shares;

•	whether all series of preferred shares rank on a parity with each other and rank senior to common shares with respect to payment of dividends and distributions of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred shares.
Bye-Laws
      Limitation on Voting Rights. Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder (as defined below). The board of directors shall from time to time take all reasonable steps it deems necessary to ascertain through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5% U.S. Shareholder (as defined below). In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply first to the shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder.
      The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Shareholder. The board of directors may deviate from any of the principles described above and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, any other shareholder or our affiliates.

•	“Controlled Shares” in reference to any person means all common shares of Max Re Capital directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”).

•	“9.5% U.S. Shareholder” means a “United States person” as defined in the Code whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of Max Re Capital and who would be generally required to recognize income with respect to Max Re Capital under Section 951(a)(1) of the Code, if Max Re Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

•	“Tentative 9.5% U.S. Shareholder” means a person that, but for adjustments described above, would be a 9.5% U.S. Shareholder.

•	“Attribution Percentage” shall mean, with respect to a shareholder and a Tentative 9.5% Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% Shareholder.
      In addition, no shareholder of Max Re Capital shall be permitted to vote any shares for or against directors of Max Re Capital or directors of any subsidiary of Max Re Capital that is treated as a corporation for U.S. federal tax purposes if the vote of such shares would cause any person to be a 9.5% U.S. Shareholder of Max Re Capital or such subsidiary.
      The voting restrictions set forth above may be waived by our board of directors in its sole discretion.
      Furthermore, if Max Re Capital is required or entitled to vote at a general or special meeting of (i) Max Re or (ii) any “Designated Subsidiary” (a subsidiary of Max Re Capital organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal tax purposes and designated by the board of directors as a Designated Subsidiary), the directors shall refer the subject matter of the vote to the shareholders on a poll and seek authority from the shareholders for Max Re Capital’s corporate representative or proxy to vote in favor of the resolution proposed by Max Re and/or such Designated Subsidiary. The directors shall cause Max Re Capital’s corporate representative or proxy to Max Re Capital’s shares in Max Re and/or such Designated Subsidiary pro rata to the votes received at the general meeting of Max Re Capital, with votes for or against the directing resolution being taken, respectively, as an instruction for Max Re Capital’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by Max Re Ltd. and/or such Designated Subsidiary. All votes referred to Max Re Capital’s shareholders pursuant to this provision shall be subject to the voting power restrictions described above.
      Restrictions on Transfer. Our bye-laws contain several provisions restricting the transferability of our common shares. Our bye-laws provide that any transfer of shares that results in a shareholder (together with persons whose shares would be attributable to such shareholder under applicable U.S. tax attribution and constructive ownership rules) holding common shares in excess of 9.5% of the total common shares issued and outstanding, or any adverse tax, regulatory or legal consequences to us, any of our subsidiaries, any of our shareholders or any person ceding insurance to us may not be registered, at the sole discretion of the board of directors, in our share register and, if not registered, would be void and of no effect. Our bye-laws also provide that if the board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or any part of the common shares held by such shareholder to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such common shares will be the fair market value of such common shares.
      Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such common shares will be deemed to own such common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on our Register of Members.

      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as the board of directors may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
      We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.
      The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of our company, as more fully described below.
      Anti-Takeover Effects of Bye-Laws. Our bye-laws provide for the corporate governance of the company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the company. Certain of these provisions could have an anti-takeover effect.
      Our bye-laws provide that a class of the board shall be elected annually and the board shall consist of three approximately equal classes, each class to be elected to serve for a three-year term. Shareholders must give advance notice to nominate directors at shareholder meetings. Shareholders may only remove a director for Cause (as defined in the bye-laws) prior to the expiration of such director’s term at a special meeting of shareholders at which the holders of a majority of the shares entitled to vote thereon is cast in favor of such action. A special meeting of shareholders may be convened by the president or the chairman, by any two directors, by any director and the secretary or by the board of directors.
      As described above, our bye-laws provide that the total voting power of any shareholder owning 9.5% or more of our common shares is reduced to less than 9.5% of the total voting power of our share capital.
      Our bye-laws authorize our board of directors to decline to register any transfer of our common shares if it believes that the transfer would result in a person, or any group of which such person is a member, beneficially owning, directly or indirectly, 9.5% or more of our outstanding shares. Similar restrictions apply to our issuance and repurchase of shares. Our board of directors also may, in its absolute discretion, decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment or if it believes that registration of the transfer under any United States federal or state securities law or under the laws of any other jurisdiction is required and the registration has not been done. A transferor of our common shares will be deemed to own the shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our Register of Members. We are authorized to request information from any holder or potential acquirer of our shares as necessary and may decline to register any transaction if we do not receive complete and accurate information. These provisions could prevent any person from acquiring 9.5% or more of our common shares.
      Our board of directors will not decline to register any transfer of our common shares executed on the Nasdaq National Market. However, if any transfer results in the transferee, or any group, beneficially owning, directly or indirectly, 9.5% or more of any class of our share capital or causes our board of directors to have reason to believe that a transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment in any jurisdiction, the board of directors, under our bye-laws, has the power to deliver a notice to the transferee demanding that the transferee surrender to an agent, designated by the board, certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving this notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for such shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell the shares and any non-cash dividends or distributions to the extent tradable as market securities in an arm’s-length transaction on the Nasdaq National Market. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to our benefit or the agent’s benefit, but the amounts may be used to reimburse expenses incurred by the agent in performing its duties.
      Our bye-laws provide that our board of directors may issue additional share capital of the company in its discretion. The authorization of undesignated preferred shares in our organizational documents makes it possible for our board of directors to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us.
      Our bye-laws may only be amended by a resolution adopted by the board of directors and by a resolution of the shareholders.
      These and other provisions may have the effect of preventing hostile takeovers or delaying changes in control or management of us.
Shareholders’ Agreement
      We entered into a shareholders’ agreement with all of our shareholders who were purchasers of our common shares in our private placement offerings.
      The shareholders’ agreement grants investors certain registration rights. Each of (i) three certain strategic investors and (ii) holders holding at least 20% of our total common shares outstanding, on a fully-diluted and as converted basis, as a group, is entitled to require us to register its common shares under the Securities Act. Each of three certain strategic investors is permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations on Forms S-2 or S-3, so long as we are eligible to use such forms, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of common shares included in such registration by the other shareholders. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions and fees and expenses of more than one counsel for all selling shareholders) of all registrations requested by these strategic investors.
      In addition to demand registration rights, certain shareholders that are parties to the shareholders’ agreement, including the selling shareholders, are entitled to request that their common shares be included in any registration effected by us. The registration rights described above are subject to reduction if the managing underwriter, if any, for the registered offering believes that reduction is necessary due to market considerations. If we are effecting a registered secondary offering pursuant to a demand registration and the number of common shares to be included must be reduced, the common shares held by the shareholders making the demand, certain strategic investors and officers of the company will be given first priority on inclusion in the registration on a pro rata basis and the other shareholders will be given second priority on inclusion in the registration on a pro rata basis. If we are effecting a registered primary offering, we will be given first priority on inclusion in the registration, certain strategic investors and officers of the company will be given second priority on inclusion in the registration on a pro rata basis and the other shareholders will be given third priority on inclusion in the registration on a pro rata basis. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions, and fees and expenses of more than one counsel for all selling shareholders) of all registrations.
      Parties to the shareholders’ agreement, other than certain strategic investors, cannot require that we register or include in a registration common shares that are no longer subject to transfer restrictions under the Securities Act. In general, persons who are not affiliates of an issuer may freely trade unregistered securities in the United States two years after the date such securities were initially acquired and paid for in full.
Differences in Corporate Law
      The Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to the bye-laws) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
      Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, Bermuda law and our bye-laws provide that, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
      Mergers and Similar Arrangements. The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.
      Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

      Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
      Indemnification of Directors. We may indemnify our directors or officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
      Inspection of Corporate Records. Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
Warrants
      In connection with the issuance of certain shares, we have issued warrants to purchase our common shares exchangeable on a one-for-one basis. The warrants may be exercised at any time up to their expiration dates, which range from December 22, 2009 to August 17, 2011. Warrants are issued with exercise prices approximating their fair value on the date of issuance.

Transfer Agent and Registrar
      The transfer agent and registrar for our common shares is Mellon Investor Services LLC. Its address is Overpeck Centre 85 Challenger Road, Ridgefield Park, New Jersey 07660 and its telephone number at this location is (201) 296-4000.
Listing
      Our common shares are listed on the Nasdaq National Market under the trading symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”

DESCRIPTION OF DEPOSITARY SHARES
      The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
      We may, at our option, elect to offer fractional shares of preferred shares, rather than full preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred shares as described below.
      The shares of each series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred shares in proportion to the applicable fraction of preferred shares represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.
      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
      The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred shares to the record holders of depositary shares relating to the preferred shares, in proportion to the numbers of the depositary shares owned by such holders.
      In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Shares
      Subject to Bermuda law, if a series of preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the preferred shares so redeemed. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares
      Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred shares on the basis described in an applicable prospectus supplement for such series of preferred shares, but holders of whole preferred shares will not thereafter be entitled to deposit the preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Shares
      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder’s depositary shares.
      The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred shares.
Amendment and Termination of the Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each preferred share has been converted into other preferred shares or has been exchanged for debt securities; or

•	a final distribution in respect of the preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Max Re Capital.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
      The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred shares.
      Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
      We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities, including common shares and preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.
Debt Warrants
      The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	certain U.S. federal income tax consequences and special considerations applicable to the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
      Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.
Other Warrants
      The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preferred shares or common shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the preferred shares or common shares with which the warrants are issued, and the number of the warrants issued with each share of preferred shares or common shares;

•	if applicable, the date on and after which the warrants and the related preferred shares or common shares will be separately transferable;

•	certain U.S. federal income tax consequences and special considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
      Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preferred shares or common shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
      We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The number and price per share of our common shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of (a) a share purchase contract; (b) warrants; and/or (c) debt securities, or debt obligations of third parties (including United States treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, common shares, preferred shares or depositary shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
      The applicable prospectus supplement will describe the terms of any share purchase contract or share purchase unit and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts and share purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

SELLING SHAREHOLDERS
      The following table sets forth information as of August 31, 2005 regarding beneficial ownership of common shares by each selling shareholder that may offer common shares pursuant to this registration statement. When we refer to the “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders’ interest. Beneficial ownership is calculated based on 46,108,212 of our common shares outstanding as of August 31, 2005.

			Shares Beneficially			Shares Beneficially
	Number of		Owned Before			Owned After
	Common Shares		Offering			Offering(1)
Covered by This
Name and Address of Beneficial Owner	Prospectus(1)		Number		Percent(2)	Number	Percent

Capital Z Investments, L.P.(3)	5,539,058	(4)	5,539,058	(5)	11.46%	—	—

*	Less than 1%

(1)	Each of the selling shareholders may offer up to the number of common shares listed in the first column of this table. The prospectus supplement issued in connection with any offering by any of the selling shareholders will provide further details with respect to the number of common shares to be offered by each selling shareholder and the number of common shares that would be beneficially owned by each selling shareholder following such an offering. The selling shareholders may elect to sell all or part of their common shares in the event that we commit to an underwritten public offering of our common shares. In addition, the selling shareholders may sell all or part of their common shares in an offering in which we do not participate. The decision by any of the selling shareholders to sell any of their respective common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling shareholder. See “Plan of Distribution” for a description of the transactions in which the selling shareholders may offer and sell their common shares.

(2)	The bye-laws of Max Re Capital provide that any shareholder owning, directly, indirectly or in the case of U.S. persons, by attribution, 9.5% or more of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise 9.5% or more of the total voting rights. See “Description of Share Capital — Bye-laws — Limitation on Voting Rights.”

(3)	Capital Z Investment Management, L.P., a Bermuda limited partnership, is the general partner of Capital Z Investments, L.P. (“Cap Z”) and exercises voting and investment power with respect to Cap Z’s portfolio assets. As the general partner of Capital Z Investment Management, L.P., Capital Z Investment Management, Ltd., a Bermuda limited liability company, exercises voting and investment power with respect to Cap Z’s portfolio assets at the direction of the investment committee of Capital Z Investment Management, Ltd. Mr. Laurence W. Cheng is a member of the investment committee of Capital Z Investment Management, Ltd. Mr. Cheng, a director of the Company and an officer and director of the ultimate general partner of Cap Z and the management company of Cap Z, may be deemed to have a beneficial interest in the common shares of Max Re Capital beneficially owned by Cap Z through his ownership of Capital Z Management, LLC.

(4)	Includes warrants to acquire 2,205,725 common shares.

(5)	Includes warrants to acquire 2,205,725 common shares.

MATERIAL TAX CONSIDERATIONS
      The following discussion generally summarizes the material Bermuda, Ireland and U.S. federal taxation of our company and the material Bermuda, Ireland and U.S. federal income tax consequences of the ownership and disposition of notes and common shares that may be offered from time to time. Material tax considerations applicable to the ownership and disposition of notes and common shares also will be described in any related prospectus supplement. Similarly, material tax considerations applicable to the ownership and disposition of other types of securities that may be offered from time to time will be described in any related prospectus supplement. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the notes or the common shares. The tax treatment applicable to you may vary depending on your particular tax situation or status. This summary is based on current law, and future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary, possibly on a retroactive basis. This summary does not address U.S. state or local taxes or any U.S. federal taxes other than income taxes. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN NOTES, COMMON SHARES OR ANY OTHER SECURITIES.
      For U.S. federal income tax purposes, the term “U.S. holder” means a beneficial owner of the notes or common shares, as the case may be:

•	a citizen or resident of the United States;

•	a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if either:

•	a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.
Taxation of Max Re Capital and its Subsidiaries
      This summary of the application of Bermuda, Ireland and U.S. federal tax laws to our company represents the views of our management as to the application of these laws and does not represent legal opinions of us or our counsel.

Bermuda
      Under current Bermuda law, there is no income, corporate, profits, withholding, capital gains or capital transfer tax payable by Max Re Capital, Max Re, Max Re Managers or Max Re Diversified. Each of these entities has obtained from the Minister of Finance under The Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or , income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to any of these entities, their operations or their shares, debentures or other obligations, until March 28, 2016. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Each of Max Re Capital, Max Re, Max Re Managers and Max Re Diversified pay de minimis annual Bermuda government fees, and each of Max Re and Max Re Managers pays de minimis annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

Max Re Europe
      Max Re Europe has been entitled to carry on the business of reinsurance in Ireland since June 2001. Max Re Europe is not subject to formal regulation. However, the Irish Financial Services Regulatory Authority (“IFSRA”) has the power to order a reinsurer to cease its business in certain circumstances including where IFSRA is not satisfied that the reinsurer has adequate capital or it considers that one or more directors are not suitably qualified to manage a reinsurer.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.
      Reinsurance companies’ trading income includes underwriting profit and investment income attributable to its reinsurance trade. Other investment income, including realized gains (losses), is taxable at the higher corporation tax rate of 25%.
      In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accrual basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.
      We do not expect Max Re Europe’s tax liability to be significant for the foreseeable future.

Max Insurance Europe
      Max Insurance Europe has held an authorisation in Ireland to carry on non-life insurance business since July 2003.
      It is subject to regulation by IFSRA under the Irish Insurance Acts 1909 to 2000, regulations made under those Acts, regulations relating to insurance business made under the European Communities Act 1972, and guidelines issued by IFSRA.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.
      Insurance companies’ trading income includes underwriting profit and investment income attributable to its insurance trade. Other investment income, including realized gains (losses), is taxable at the higher corporation tax rate of 25%.
      In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accrual basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.
      We do not expect Max Insurance Europe’s tax liability to be significant for the foreseeable future.

Max Europe Holdings
      Max Europe Holdings was established in June 2003 as an Irish holding company. It holds all the shares in Max Re and Max Insurance Europe.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is currently 12.5%.
      In general pure holding companies do not carry on a trade. Non-trading income (investment income) is taxable at the higher corporation rate of 25%. However on the basis that Max Europe Holdings is an Irish resident company and its two Irish subsidiaries, Max Insurance Europe and Max Re Europe are Irish resident companies, dividends received from those subsidiaries will be exempt from corporation tax. Any other income of Max Europe Holdings is likely to be passive income (for example, interest) and would be taxable at 25%.
      In general dividends paid by Max Europe Holdings to its parent company would be free of Irish dividend withholding tax (subject to certain administrative requirements) provided the principal class of shares of the parent is substantially and regularly traded on the New York Stock Exchange at the time of payment of the dividend.
      In general the deduction of expenses in computing the taxable non-trading income of companies is limited.
      We do not expect Max Europe Holding’s tax liability to be significant for the foreseeable future.

United States
      In general, under current U.S. tax rules and regulations, a non-U.S. corporation is subject to U.S. federal income tax (at a current maximum rate of 35%) on its taxable income that is effectively connected to the conduct of a trade or business within the United States and to the U.S. branch profits tax (at a current rate of 30%) on its effectively connected earnings and profits (with certain adjustments) that are deemed repatriated out of the United States. Neither the Code nor the applicable regulations provide a general definition of what constitutes being engaged in a trade or business within the United States. The limited case law concerning the general definition of what constitutes engaging in a U.S. trade or business does not provide definitive guidance and generally provides that a non-U.S. corporation will be considered to be engaged in a U.S. trade or business if it regularly and continuously carries out business activities in the United States. The test is generally a factual one, and therefore all facts and circumstances must be examined annually in determining whether a non-U.S. corporation is engaged in a U.S. trade or business for a taxable year.
      Pursuant to most U.S. income tax treaties, a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business is not subject to U.S. federal income tax on its business profits except to the extent income from the trade or business is attributable to a permanent establishment of the corporation that is located in the United States. The United States has entered into a treaty with Bermuda relating to the taxation of insurance enterprises. We refer to such treaty in this prospectus as the Bermuda treaty. The United States also has entered into a treaty with Ireland, and we refer to such treaty in this prospectus as the Ireland treaty. Under the Bermuda treaty, business profits earned by an insurance company that is a resident of Bermuda may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. However, an insurance enterprise resident in Bermuda will be eligible to claim benefits under the Bermuda treaty only if:

•	more than 50% of its equity is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents; and

•	its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.
      For purposes of the Bermuda treaty, a permanent establishment generally is defined to include a branch, office or other fixed place of business through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the United States, authority to conclude contracts in the name of the non-U.S. corporation. Whether we will be entitled to relief under the permanent establishment provision of the Bermuda treaty is uncertain because it cannot be predicted whether we would satisfy the two requirements, described above, under the Bermuda treaty. No regulations interpreting the Bermuda treaty have been issued.
      However, based on the general U.S. trade or business test and the current and anticipated activities of Max Re Capital and its subsidiaries, we believe that we should not be subject to U.S. federal income tax imposed on our business or related investment income. It is anticipated that we will operate in the future so as not to be engaged in the conduct of a trade or business in the United States. However, we cannot assure you that the Internal Revenue Service (“IRS”) will not contend successfully that we are engaged in a trade or business in the United States because none of the Code, regulations or court decisions provides definitive standards as to the specific type of activities that constitute being engaged in the conduct of a trade or business within the United States. In addition, the determination of whether a non-U.S. corporation is engaged in a U.S. trade or business is essentially factual in nature. If we were deemed to be engaged in a U.S. trade or business, that entity would be subject to U.S. income tax, as well as the branch profits tax, on certain of its income unless the entity is entitled to relief under the permanent establishment provision of an applicable treaty. If we were deemed to be engaged in business in the United States but did not have a permanent establishment in the United States, and we qualified for Bermuda treaty benefits, premium income received by us would be exempt from U.S. tax. However, it is unclear whether the Bermuda treaty applies to other income such as investment income that is effectively connected with a U.S. business. Accordingly, non-premium income, such as investment income, still could be subject to U.S. federal income tax and a branch profits tax even if treaty benefits were available for premium income.
      If imposed, U.S. federal income tax would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation cannot claim an allowance of deductions and credits unless it files a U.S. federal income tax return. Penalties may be assessed for failure to file tax returns. Max Re has filed protective U.S. income tax returns on a timely basis in order to preserve its right to claim tax deductions and credits if Max Re subsequently is determined to be subject to U.S. federal income tax.
      Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain fixed or determinable annual or periodical gains, profits and income (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed by withholding at a rate of 30% (or a lower treaty rate, if applicable) on the gross income subject to the tax. The tax is eliminated with respect to certain types of U.S. source income, such as portfolio interest. If such income is earned by a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business, the income is subject to the same withholding tax (i.e., 30% or a lower treaty rate, if applicable) if the income is not effectively connected with such trade or business. If such income is effectively connected with such trade or business, then the income is subject to U.S. federal income tax and branch profits tax to the same extent as other effectively connected income (as described above). The Bermuda treaty does not provide for reductions in such withholding rates.
      The United States also imposes an excise tax on reinsurance and insurance premiums paid to non-U.S. insurers or reinsurers with respect to risks or insureds located in the United States. The rates of tax applicable to such premiums paid to us, unless an exemption to the federal insurance excise tax is available under an applicable treaty, are 4% for direct insurance and indemnity bonds and 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts.
Taxation of Noteholders

Bermuda
      Under current Bermuda law, there is no withholding tax on principal or interest paid on the notes.

United States

U.S. Noteholders
      The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the notes. Unless otherwise stated, this summary deals only with holders of notes that are U.S. holders (as defined above) who hold the notes as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular noteholder in light of such noteholder’s specific circumstances. In particular, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of notes, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the notes or the holders of notes. Persons considering making an investment in the notes should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Additional information will be contained in the related prospectus supplement.
      If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisor.
      Interest Payments. Interest paid to a U.S. holder on a note will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.
      Sale, Exchange, Redemption and Other Disposition of Notes. Upon the sale, exchange, redemption or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than any amount attributable to accrued but unpaid interest which will be taxable as interest) and the holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the note exceeds one year at the time of the disposition. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.
      Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of interest on the notes to a U.S. holder and the proceeds from a sale or other disposition unless the holder of the notes establishes an exemption from the information reporting rules. A holder of notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Noteholders
      The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is holder of the notes that is a nonresident alien or a corporation, estate or trust that is not a U.S. holder.
      Interest and disposition. In general (and subject to the discussion below under “Information reporting and backup withholding”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, notes, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of notes, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.
      Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty).
      Information reporting and backup withholding. If the notes are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the notes are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

Taxation of Shareholders

Bermuda
      Currently, there is no Bermuda withholding tax on dividends paid by Max Re Capital.

United States
      The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. holders (as defined above) who hold the common shares as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In particular, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates or persons who hold the common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle or persons who are considered with respect to us or any subsidiary of Max Re Capital to be “United States shareholders” for purposes of the controlled foreign corporation provision (“CFC”) rules of the Code, all of whom may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the common shares or the shareholders. Persons considering making an investment in the common shares should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Additional information will be contained in the related prospectus supplement.
      If a partnership holds the common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the common shares, you should consult your own tax advisor.
      Taxation of Dividends. Subject to the discussion below relating to the potential application of the passive foreign investment company (“PFIC”) and CFC provisions, cash distributions made with respect to our common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits. U.S. holders generally will be subject to U.S. federal income tax on the receipt of such dividends at a maximum rate of 35%. However, dividends received by individual U.S. holders during taxable years beginning prior to January 1, 2009 may be eligible for a reduced maximum tax rate of 15%. The reduced rate does not apply to short-term or hedged positions in the common shares and in certain other situations. In addition, legislation has been proposed that would eliminate the reduced rate if the IRS determines that Bermuda does not have a comprehensive income tax system. If enacted, the legislation is proposed to apply to dividends received after the day of enactment To the extent that a distribution exceeds earnings and profits, it will be treated first as a return of the U.S. holder’s basis to the extent of such basis, and then as a gain from the sale of a capital asset. The character of such gain is described below under “Dispositions of Common Shares.”
      Passive Foreign Investment Companies. In general, a non-U.S. corporation will be a PFIC, if:

(i) 75% or more of its gross income constitutes “passive income”; or

(ii) 50% or more of its assets produce, or are held for the production of passive income.
      If Max Re Capital and any of its subsidiaries were characterized as PFICs, a U.S. holder would be subject to a penalty tax at the time of their sale at a gain of, or receipt of an “excess distribution” with respect to, their common shares, unless a “QEF election” or “mark to market” election (each as described below) is made with respect to each of the entities that is treated as a PFIC. Such U.S. holder is treated as receiving an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to our common shares during the three preceding taxable years (or shorter period during which the taxpayer held our common shares). In general, the special penalty tax is equivalent to an interest charge based on the value of the tax deferral of the taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the U.S. holder’s period of ownership at the highest marginal ordinary income tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Max Re Capital is a PFIC, Max Re Capital’s subsidiaries may be treated as lower-tier PFICs and U.S. holders of Max Re Capital will be treated as indirect holders of the shares of such subsidiaries.
      If Max Re Capital and any of its subsidiaries are treated as PFICs in any taxable year, it may be possible for U.S. persons who own our common shares to mitigate certain of the negative tax consequences to them under the PFIC rules. In particular, under certain limited circumstances as described in more detail below, a U.S. person may be able to make a timely qualified electing fund election, which we refer to as a QEF election, with respect to its shareholdings; avail itself of a protective QEF election with respect to our common shares it owns; or make a mark to market election with respect to the first taxable year Max Re Capital and any of its subsidiaries are considered PFICs during its holding period in our common shares.
      As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that such information will be made available to persons who own our common shares.
      The special PFIC tax rules described above will not apply to a U.S. holder if the U.S. holder makes a QEF election to have each of Max Re Capital and its lower-tier PFICs treated as a qualified electing fund for the first taxable year in which each is a PFIC and such U.S. holder directly or indirectly holds stock in the PFIC and we provide certain information to the U.S. holder. If we conclude in any year that Max Re Capital and Max Re shall be treated as PFICs, we intend to notify all U.S. holders and provide such information as may be required to make QEF elections with respect to such entities effective. If Max Re Capital and Max Re are PFICs, U.S. holders would also be subject to the PFIC rules on a separate basis with respect to their indirect interests in any lower-tier PFICs (i.e., direct and indirect subsidiaries of Max Re Capital and Max Re that are also PFICs). If we conclude in any year that Max Re Capital and Max Re are PFICs, we may not be able to provide the information necessary for the U.S. person to make QEF elections with respect to certain lower-tier PFICs (generally, direct and indirect subsidiaries of Max Re Capital and Max Re, other than Max Re Europe, that are also PFICs). Furthermore, it is important to note that although we may conclude in any year that we reasonably believe that we are not PFICs, the application of the PFIC rules to us may be uncertain. The IRS might ultimately conclude that Max Re Capital and any of its subsidiaries were in fact PFICs in any such year in which case there could be significant adverse tax consequences for U.S. holders.
      A U.S. holder that makes QEF elections with respect to each of Max Re Capital and its subsidiaries will be currently taxable on its pro rata share of the ordinary earnings and net capital gain of such entities during the years they are PFICs (at ordinary income and capital gains rates, respectively), regardless of whether or not distributions were received. The U.S. holder’s basis in our common shares will be increased to reflect taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to the U.S. holder.
      In general, a U.S. person that owns directly or through a non-U.S. entity shares of a PFIC must make a QEF election by filing an IRS Form 8621 on or before the due date (including extensions) for the filing of such U.S. person’s income tax return for the first taxable year to which the election is to apply. In certain circumstances, such U.S. person may be able to make a retroactive QEF election at a later date. Except for 2% U.S. shareholders (as defined below), a retroactive QEF election may not be available unless such U.S. person has previously preserved its right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which such U.S. person acquired the shares of the non-U.S. corporation and, at the time of such filing, the U.S. person reasonably believed that the non-U.S. entity for which the filing was being made was not a PFIC for the taxable year. The protective statement must generally contain statements describing:

(i) the U.S. person’s basis (including application of the 75% income and 50% asset tests and other factors) for its reasonable belief that the non-U.S. corporation was not a PFIC for its taxable year ending with or within the U.S. person’s first taxable year to which the protective statement applies;

(ii) the U.S. person’s agreement extending the periods of limitations on the assessment of the U.S. person’s PFIC related taxes for all taxable years to which the protective statement applies;

(iii) name, address and certain identifying information of the U.S. person and the non-U.S. corporation with respect to which the protective statement is being filed; and

(iv) information and representation regarding the highest percentage of shares of each class of stock of the non-U.S. corporation held directly or indirectly by the U.S. person during the U.S. person’s first taxable year to which the protective statement applies.
      In general, filing the protective statement with respect to a taxable year by itself does not obligate a U.S. person to include its pro rata share of the non-U.S. corporation’s earnings into income for such taxable year if the non-U.S. corporation is not a PFIC for such taxable year. Such filing will merely preserve the U.S. person’s ability to make a retroactive QEF election with respect to such taxable year and may, thereby, protect the U.S. person from some of the more severe penalties under the PFIC rules (including an inability to take account of annual losses (if any) and the imposition of a special interest charge on gains in the market value of the shares regardless of whether such gains are attributable to underlying earnings of the company). If Max Re Capital and any of its subsidiaries are treated as PFICs, any U.S. person that makes a valid retroactive QEF election with respect to Max Re Capital and any of its subsidiaries that are themselves treated as PFICs will be taxable on such U.S. person’s cumulative annual pro rata share of the ordinary earnings and net capital gains of such entities (regardless of whether any distributions were received) as if such U.S. person had made such elections on a timely basis (i.e., on a non-retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election. Accordingly, in light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business (as described below), U.S. holders (other than 2% U.S. shareholders) may wish to consider filing a protective statement with respect to each of Max Re Capital and its subsidiaries for the first taxable year during which any interest in Max Re Capital is acquired in order to preserve the ability to make a retroactive QEF election. You are advised to consult your own tax advisors regarding the mechanics and effects of filing a protective statement with respect to each of Max Re Capital and its subsidiaries and making a retroactive QEF election in the event it is subsequently determined that Max Re Capital and any of its subsidiaries are PFICs in any particular year.
      In general, a U.S. person that owns, directly, indirectly or through attribution, less than two percent of the vote and value of each class of stock of a non-U.S. corporation for a taxable year (which we refer to as a 2% shareholder) is not always required to file a protective statement to preserve its ability to make a retroactive QEF election with respect to such taxable year. Such 2% U.S. shareholder may make a retroactive QEF election with respect to a non-U.S. corporation for such taxable year if the non-U.S. corporation has indicated in a public document that, with respect to such taxable year, it:

(i) reasonably believes that it is not or should not constitute a PFIC; or

(ii) in certain circumstances is unable to conclude whether it is a PFIC but reasonably believes that, more likely than not, it ultimately will not be a PFIC.
      Alternatively, a U.S. person who is a holder of common shares in a PFIC that are treated as “marketable stock” may make a mark to market election. A U.S. person that makes a valid mark to market election will not be subject to the PFIC rules described above. Instead, in general, a U.S. person that makes a valid mark to market election will include in each year as ordinary income the excess, if any, of the fair market value of our common shares at the end of the taxable year over its adjusted basis. The excess, if any, of the adjusted basis of our common shares over their fair market value at the end of the taxable year will be permitted as ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark to market election). The electing U.S. person’s basis in the common shares will be adjusted to reflect any such income or loss amounts. The mark to market election is only available with respect to stock regularly traded on certain United States exchanges (including the Nasdaq National Market) and other exchanges designated by the United States Treasury. A class of stock is treated as regularly traded for a calendar year if it is traded for at least 15 days during each calendar year quarter. It is unclear whether the benefit of a mark to market election is available at all in the case of a publicly-traded holding company, such as Max Re Capital, that becomes a PFIC because of its lower-tier PFIC subsidiaries, such as Max Re. The Code and the regulations currently do not allow a mark to market election with respect to the stock of lower-tier PFICs that are non-marketable. There is also no provision that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company will effectively exempt the lower-tier PFICs from the negative tax consequences arising from the general PFIC rules described above. Because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, the better view is that a mark to market election made with respect to the stock of the holding company should apply to remove the lower-tier PFICs from the general PFIC rules. However, because of the lack of guidance, there can be no assurance that the IRS will agree with this view. You are advised to consult your tax advisors regarding the availability of the mark to market election and the consequences resulting from such election.
      For the above purposes, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.” This insurance company exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. Max Re Capital’s insurance and reinsurance subsidiaries (each of which we refer to in this prospectus as an “Insurance Subsidiary”) expect to engage predominantly in insurance activities that involve sufficient transfer of risk and neither entity expects to have financial reserves in excess of the reasonable needs of its insurance business. If this is the case, each Insurance Subsidiary’s income or assets would not be expected to be considered passive. However, to the extent that an Insurance Subsidiary engages in certain non-traditional insurance activities that do not involve a sufficient amount of risk transfer, the insurance company exception may not apply, and accordingly, there is a risk that certain non-traditional insurance activities might cause an Insurance Subsidiary to be characterized as a PFIC. Additionally, the maintenance of financial reserves in excess of the reasonable needs of our insurance business and a failure to qualify for the insurance company exception in any other way is likely to cause an Insurance Subsidiary to be characterized as a PFIC. In addition, we may currently or in the future fail to satisfy the insurance company exception to the PFIC rules because the IRS may disagree with our interpretation of the current scope of the insurance company exception and successfully challenge our position that we qualify for the exception. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which we may fail to qualify for the insurance company exception. You should consult your own tax advisor to assess your tolerance for this risk. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” “of any other corporation in which it owns at least 25% of the value of the stock.” Under this look-through rule, Max Re Capital would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of each Insurance Subsidiary for purposes of the two PFIC tests (i.e., 75% income and 50% asset tests) described above. Therefore, Max Re Capital should not be considered a PFIC if, as expected, the Insurance Subsidiaries are not considered PFICs.
      However, no final regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. In addition, we may experience unanticipated changes in our operations resulting from business or market contingencies that may cause us to fail to qualify under the insurance company exception. Accordingly, U.S. holders (possibly excluding 2% U.S. shareholders) may wish to consider filing a protective statement described above for each of Max Re Capital and its subsidiaries for the first taxable year during which any equity interest in Max Re Capital is acquired to preserve their ability to make retroactive QEF elections in the event Max Re Capital and one or more of its subsidiaries were to be treated as PFICs. Each U.S. person who is considering an investment in our common shares should consult his tax advisor as to the effects of these rules and the desirability of filing a protective statement.
      Possible Classification of Max Re Capital and/or its Subsidiaries as Controlled Foreign Corporations. Certain U.S. 10% shareholders (as defined below) that own, directly or indirectly through a non-U.S. entity, shares of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for U.S. federal income tax purposes their pro rata share of the CFC’s subpart F income, as defined below, for such year. This income inclusion is generally applicable to U.S. 10% shareholders that have such direct or indirect ownership on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, U.S. 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property. All of the Insurance Subsidiaries’, and possibly some or all of Max Re Capital’s other subsidiaries’ income is expected to be subpart F income. Subpart F income generally includes passive investment income, such as interest, dividends or certain rent or royalties, and certain insurance income, which we refer to as subpart F insurance income. Subpart F insurance income is any income (including underwriting and investment income) that is attributable to the issuing (or reinsuring) of any insurance or annuity contract, and that (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company absent an applicable exception. However, subpart F income does not include certain income subject to high foreign taxes and any income from sources within the United States which is effectively connected with the conduct of a trade or business within the United States and not exempted or subject to a reduced rate of tax by applicable treaty.
      A U.S. 10% shareholder is any U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock on any day. However, for purposes only of taking into account Subpart F insurance income, a non-U.S. corporation such as an Insurance Subsidiary generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders.
      In determining the U.S. 10% shareholders an Insurance Subsidiary, capital stock of such entity that is held indirectly by U.S. persons through Max Re Capital or any other non-U.S. entity is treated as held by U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of such entity corresponding to the ratio that the common shares owned by such person bears to the value of all the capital stock of Max Re Capital. Max Re Capital’s bye-laws require prior approval of its board of directors for any issuance or transfer of shares that results in:

(i) a shareholder (together with any persons whose stock would be attributable to such shareholder under applicable U.S. tax attribution rules) holding 9.5% or more of the total common shares issued and outstanding; or

(ii) any adverse tax, regulatory or legal consequences to Max Re Capital, any of its subsidiaries or any other shareholder.
      Max Re Capital’s bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in:

(i) a shareholder (together with any persons whose stock would be attributable to such shareholder under applicable U.S. tax attribution rules) holding 9.5% or more of the total common shares issued and outstanding; or

(ii) adverse tax, regulatory or legal consequences to Max Re Capital, any of its subsidiaries or any other shareholder, then Max Re Capital will have the option, but not the obligation, to repurchase all or any part of the shares held by such shareholder to the extent our board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences.
      Max Re Capital’s bye-laws provide that the direct and indirect voting power of each shareholder will be limited to less than 9.5% of the total combined voting power of all classes of our common shares, unless such provision is waived by the unanimous consent of our board of directors. Because of the attribution provisions of the Code and the rules of the Securities Exchange Commission regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 9.5% or more of the voting shares of Max Re Capital. Further, our board of directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder’s voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors discretion to disregard all votes attached to such shareholder’s common shares.
      Because of the foregoing provisions, we believe that none of us should be a CFC under the general rules described above. However, because of the complexity of the attribution rules, we cannot assure you that this will be the case. Also, we cannot assure you that Max Re Capital or any of its subsidiaries will not at some time in the future become a CFC. You should consult your own tax advisor to determine whether your ownership interest in Max Re Capital would cause you to become a U.S. 10% shareholder of Max Re Capital or of any subsidiary of Max Re Capital, and to determine the impact of such a classification on you.
      RPII Companies. A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income (“RPII”). RPII is any subpart F insurance income attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a RPII shareholder (as defined below) of the non-U.S. corporation or a related person (as defined below) to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, any Insurance Subsidiary will be treated as a CFC if its RPII shareholders collectively own, directly or indirectly through non-U.S. entities, 25% or more of the total combined voting power or value of such Insurance Subsidiary’s stock on any day during a taxable year. If an Insurance Subsidiary is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. person who owns, directly or indirectly through non-U.S. entities, shares of such Insurance Subsidiary on the last day of any such taxable year must include in its gross income for U.S. federal income tax purposes its allocable share of RPII of the Insurance Subsidiary for the entire taxable year, subject to certain modifications. For purposes of inclusion of an Insurance Subsidiary ’s RPII in the income of U.S. persons who own common shares, unless an exception applies, a RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount (rather than 10% or more of the total combined voting power) of our common shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock after applying certain constructive ownership rules.
      RPII Exceptions. The special RPII rules do not apply if:

(i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of the Insurance Subsidiary;

(ii) the RPII of any Insurance Subsidiary, determined on a gross basis, is less than 20% of such Insurance Subsidiary ’s gross insurance income for such taxable year; or

(iii) certain other exceptions apply.
      Where no exception applies, each U.S. person who directly or indirectly owns shares of an Insurance Subsidiary on the last day of the Insurance Subsidiary’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by such Insurance Subsidiary’s current-year earnings and profits and reduced by the U.S. person’s share, if any, of prior-year deficits in earnings and profits.
      Computation of RPII. In order to determine how much RPII an Insurance Subsidiary has earned in each taxable year, we intend to obtain and rely upon information from each Insurance Subsidiary’s insureds to determine whether any of the insureds or persons related to such insureds are our direct or indirect U.S. shareholders. We likely will not be able to determine whether any of the underlying insureds of the insurance companies to which the Insurance Subsidiaries provide insurance or reinsurance are RPII shareholders or related persons to such shareholders. Consequently, we may not be able to determine accurately whether any Insurance Subsidiary qualifies for the RPII exceptions described above and the gross amount of RPII earned by Max Re in a given taxable year. We will take reasonable steps to secure such additional information relevant to determining the availability of the RPII exceptions and the amount of its insurance income that is RPII as we believes advisable, but we cannot assure you that such information will be sufficient to enable any Insurance Subsidiary to make such determinations. If we determine that neither the RPII 20% ownership exception nor the RPII 20% gross income exception is applicable for any taxable year, we may seek information from our shareholders as to whether direct or indirect owners of common shares at the end of the year are U.S. persons. Such information is necessary in order to allow us to determine and apportion RPII among the U.S. holders. In any such year, we will inform our U.S. holders of the amount of RPII per share and such U.S. holders are obligated to file a return reporting such amount. To the extent we are unable to determine whether a direct or indirect owner of common shares is a U.S. person, we may assume that such owner is not a U.S. person for the purpose of allocating RPII, thereby increasing the amount of RPII per share for all such U.S. holders.
      Apportionment of RPII to U.S. Holders. The amount of RPII includible in the income of a direct or indirect U.S. shareholder is based upon the net RPII for the year after deducting related expenses such as losses, loss reserves and operating expenses. If we determine that neither one of the first two RPII exceptions described above (i.e., the RPII 20% ownership exception and RPII 20% gross income exception) is applicable for any taxable year, every U.S. person who owns, directly or indirectly through non-U.S. entities, common shares on the last day of such taxable year will be required to include in gross income its share of our RPII for the entire year. Such gross income inclusion is applicable whether or not RPII is distributed and regardless of whether the U.S. holder has owned our common shares for the entire year. A U.S. holder who owns common shares during such taxable year but not on the last day of the taxable year, which would normally be December 31, is not required to include in gross income any part of an Insurance Subsidiary’s RPII.
      If an Insurance Subsidiary has RPII and we make a distribution of such RPII to a U.S. holder with respect to our common shares, such dividends will not be taxable to the extent any such RPII has been allocated to and included in the gross income of such U.S. holder for the taxable year in which the distribution was paid or for any prior year.
      Basis Adjustments. A U.S. holder’s tax basis in its common shares will be increased by the amount of any RPII that the U.S. holder includes in income. The U.S. holder’s tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income. In general, a U.S. holder will not be able to exclude from income distributions with respect to RPII that a prior U.S. holder included in income.
      Information Reporting. Every U.S. person who “controls” a non-U.S. corporation by owning directly or by attribution more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that non-U.S. corporation, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. persons treated as U.S. 10% shareholders or certain RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity are also required to file a Form 5471. Thus, if any Insurance Subsidiary’s gross RPII for a taxable year constitutes 20% or more of such corporation’s gross insurance income for such period (and the 20% ownership exception described above does not apply), any U.S. person treated as owning any shares of such Insurance Subsidiary’s directly or indirectly on the last day of such taxable year will be subject to the RPII rules and will be required to file a Form 5471. In addition, U.S. persons who own directly or indirectly more than 10% in value of the outstanding common shares of Max Re Capital or its subsidiaries at any time during a taxable year are required in certain circumstances to file Form 5471 even if none of the corporations is a CFC. For any taxable year we determine that an Insurance Subsidiary does not meet either of the first two RPII exceptions (i.e., the RPII 20% gross income and RPII 20% ownership exceptions) described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to our common shares, Form 5471 (completed with company information) for attachment to the returns of shareholders. However, our determination of the amount of any such Insurance Subsidiary’s gross RPII for a given taxable year may not be accurate because of our inability to gather the information necessary to make such determination. A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.
      Tax-Exempt Shareholders. Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of any Insurance Subsidiary is required to treat as unrelated business taxable income (“UBTI”) the portion of any deemed distribution to such shareholder of Subpart F insurance income if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Exceptions are provided for income attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is:

(i) the tax-exempt shareholder;

(ii) an affiliate of the tax-exempt shareholder which itself is exempt from tax under Code section 501(a); or

(iii) a director or officer of, or an individual who (directly or indirectly) performs services for, the tax-exempt shareholder or an exempt affiliate but only if the insurance covers primarily risks associated with the performance of services in connection with the tax-exempt shareholder or exempt affiliate.
      Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If an Insurance Subsidiary’s gross RPII were to equal or exceed 20% of such corporation’s gross insurance income and the 20% ownership exception for RPII does not apply, or such Insurance Subsidiary was otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our common shares would be required to treat a portion of our company’s subpart F insurance income as UBTI. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.
      Dispositions of Common Shares. Subject to the discussion elsewhere relating to the potential application of the CFC and PFIC, capital gain or loss realized by a U.S. holder on the sale, exchange or other disposition of our common shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such U.S. holder’s basis in our common shares and the amount realized on the sale, exchange or other disposition. If a U.S. holder’s holding period for our common shares is more than one year, any gain will be subject to U.S. federal income tax at a current maximum marginal rate of 15% for individuals and 35% for corporations. You are advised to consult your own tax advisor regarding the applications of these capital gain provisions.
      Under Code section 1248, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that Code section 1248 also will apply to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The ordinary income treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). Existing regulations do not specifically address whether Code section 1248 would apply when a non-U.S. corporation (such as Max Re Capital) is not a CFC but the non-U.S. corporation has one or more insurance company subsidiaries that are CFCs for purposes of requiring U.S. holders to take into account RPII.
      There is a strong argument that Code section 1248 should not apply to dispositions of our common shares because we will not have any U.S. 10% shareholders and we are not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as us which is engaged in the insurance business indirectly through its subsidiaries. If Code section 1248 applies, the portion of the capital gain that is recharacterized as a dividend generally would be subject to tax in the manner described above in “Taxation of Dividends.”
      Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to such regulations or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Max Re Capital, Max Re and Max Re Europe is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, we cannot assure you that any amounts of RPII inclusions reported by us to U.S. shareholders will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in our common shares should consult his tax advisor as to the effects of these uncertainties.
      Foreign Tax Credit. Because it is anticipated that U.S. persons will continue to own a majority of our shares and because a substantial part of Max Re’s business includes the insurance of U.S. risks, only a portion of the RPII and dividends paid by us will be treated as foreign source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. This foreign source limitation will also apply to any gain from the sale of our common shares that is treated as a dividend under Code section 1248. It is likely that substantially all of the RPII and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for certain U.S. holders to utilize excess foreign tax credits to reduce U.S. tax on such income.
      Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends (if any) on our common shares to U.S. holders or to paying agents or custodians located in the United States. In addition, a U.S. holder may be subject to backup withholding with respect to dividends paid by such persons, unless such U.S. holder:

(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
      The backup withholding tax is not an additional tax and may be credited against a U.S. holder’s regular federal income tax liability.
      Sales of our common shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other “exempt recipients” as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of our common shares.
      The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO YOU OF OWNING OUR COMMON SHARES.

PLAN OF DISTRIBUTION
      We and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.
      In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
      The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to us and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.
      Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.
      The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements.
      Each of the selling shareholders may offer its common shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for common shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
      Each of the selling shareholders also may resell all or a portion of its common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.
      Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
      If indicated in an applicable prospectus supplement, we and/or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the selling shareholders pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the selling shareholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.
      Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the selling shareholders pay for solicitation of these delayed delivery contracts.
      Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
      Each series of offered securities will be a new issue and, other than the common shares which are listed on the Nasdaq National Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
      We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
      Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
      Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the selling shareholders in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.maxre.bm. Our website is not incorporated into or otherwise a part of this prospectus. Our common shares are traded on the Nasdaq National Market under the symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act, after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Current Reports on Form 8-K filed on July 5, 2005, August 2, 2005, August 3, 2005, August 24, 2005 and September 16, 2005;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005; and

•	the information set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1, Registration No. 333-62006, filed with the SEC on May 31, 2001, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on August 14, 2001.
      You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:
Max Re Capital Ltd.
Max Re House
2 Front Street
Hamilton, HM 11, Bermuda
Attention: Investor Relations
(441) 296-8800
LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
      The consolidated financial statements of Max Re Capital Ltd. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Max Re Capital Ltd., have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS
      We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.
      We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution:
      The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Securities and Exchange Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee	$74,849
*Trustees’ Fees and Expenses	50,000
*Accountants’ Fees and Expenses	200,000
*Legal Fees and Expenses	250,000
*Printing and Engraving Fees	50,000
*Rating Agency Fees	600,000
*Miscellaneous Expenses	100,000

*Total Expenses	$1,324,849

*	Estimated

Item 15.	Indemnification of Directors and Officers.
      Bye-law 31 of Max Re Capital’s bye-laws provides that: (a) the directors, officers, employees and agents of Max Re Capital, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of Max Re Capital from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain in or about the execution of their duty or in their respective offices, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Max Re Capital shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Max Re Capital shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices, or in relation thereto, provided, that, this indemnity shall not extend to any matter prohibited by the Companies Act; (b) expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any director, officer or employee of Max Re Capital in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought shall be paid by Max Re Capital in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by Max Re Capital; provided, that if it is determined under the bye-laws that there is no reasonable basis to believe that such person is entitled to be indemnified by Max Re Capital, then no expense shall be advanced; and (c) the indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to hold the position for which such person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such person.
      Bye-law 32 of Max Re Capital’s bye-laws provides that each of Max Re Capital and each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of Max Re Capital, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Max Re Capital, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.
      Any underwriting agreement that Max Re Capital may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Max Re Capital against certain liabilities under the Securities Act of 1933, as amended.
      Reference is made to the Shareholders’ Agreement filed as Exhibit 10.1 to Max Re Capital’s registration statement on Form S-1 filed with the Securities and Exchange Commission on May 31, 2001 for provisions providing that Max Re Capital and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.
      (b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Max Re Capital Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 26th day of September, 2005.

MAX RE CAPITAL LTD.			MAX RE CAPITAL LTD.

By:	/s/ Robert J. Cooney		By:	/s/ Keith S. Hynes

	Name:	Robert J. Cooney		Name:	Keith S. Hynes
	Title:	President and Chief Executive Officer		Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
      We, the undersigned officers, directors and authorized representatives of Max Re Capital Ltd., hereby severally constitute and appoint Robert J. Cooney, our true and lawful attorney with full power to him, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Max Re Capital Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert J. Cooney Robert J. Cooney	President, Chief Executive Officer and Director (Principal executive officer)	September 26, 2005

/s/ Keith S. Hynes Keith S. Hynes	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	September 26, 2005

/s/ Zack H. Bacon, III Zack H. Bacon, III	Director	September 26, 2005

/s/ John R. Barber John R. Barber	Director	September 26, 2005

/s/ W. Marston Becker W. Marston Becker	Director	September 26, 2005

/s/ Laurence W. Cheng Laurence W. Cheng	Director	September 26, 2005

/s/ William H. Heyman William H. Heyman	Director	September 26, 2005

/s/ Willis T. King, Jr. Willis T. King, Jr.	Director	September 26, 2005

/s/ Peter A. Minton Peter A. Minton	Director	September 26, 2005

/s/ Steven M. Skala Steven M. Skala	Director	September 26, 2005

/s/ Mario P. Torsiello Mario P. Torsiello	Director (authorized representative in the United States)	September 26, 2005

/s/ James L. Zech James L. Zech	Director	September 26, 2005

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibits

1	.1*	Form of Underwriting Agreement.
3.1		Memorandum of Association. (incorporated by reference to Exhibit 3.1 of Max Re Capital’s Registration Statement No. 333-62006).
3.2		Amended and Restated Bye-laws of Max Re Capital Ltd. (incorporated by reference to Exhibit 3.1 of Max Re Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).
4.1		Specimen Common Share Certificate. (incorporated by reference to Exhibit 4.1 of Max Re Capital’s Registration Statement No. 333-62006)
4.2		Form of Warrant issued to certain shareholders and certain members of management. (incorporated by reference to Exhibit 4.2 of Max Re Capital’s Registration Statement No. 333-62006)
4.3		Form of Senior Debt Indenture.
4.4		Form of Subordinated Debt Indenture.
4	.5*	Form of Certificate of Designation, Preferences and Rights relating to preferred shares.
4	.6*	Form of Deposit Agreement, including the form of depositary receipt.
4	.7(a)*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.
4	.7(b)*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.
4	.8*	Form of Warrant for common shares.
4	.9*	Form of Share Purchase Agreement.
5.1		Opinion of Akin Gump Strauss Hauer & Feld LLP.
5.2		Opinion of Conyers Dill & Pearman.
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG
23.2		Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).
23.3		Consent of Conyers Dill & Pearman (contained in Exhibit 5.2).
24.1		Powers of Attorney of officers and directors (included on the signature page of the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Debt Indenture.
25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Subordinated Debt Indenture.
99.1		Form F-N.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Note:	We will file as an exhibit to a Current Report on Form 8-K any required opinion of counsel as to certain tax matters relating to securities being offered hereby.